EXHIBIT 99.1

LA-Z-BOY INCORPORATED REPORTS STRONG SECOND QUARTER RESULTS;
LA-Z-BOY FURNITURE GALLERIES® NETWORK WRITTEN SAME-STORE SALES UP 1%;
DIVIDEND INCREASED 10%

NEWS RELEASE

La-Z-Boy Reports Fiscal 2024 Second Quarter Results
•La-Z-Boy Furniture Galleries® network written same-store sales increased 1%
•GAAP diluted EPS of $0.63; Non-GAAP diluted EPS of $0.74
•Year to date operating cash flow of $57 million, 84% above year ago period
•Dividend increased 10% over the prior dividend to $0.20 per share

MONROE, Mich., November 29, 2023 -- La-Z-Boy Incorporated (NYSE: LZB), a global leader in the manufacture and retail of residential furniture, today reported second quarter results for the period ended October 28, 2023. Sales totaled $511 million, on the high end of guidance provided last quarter and a decrease of 16% against a year ago period that benefited from delivery of pandemic related backlog. Written same-store sales for the entire La-Z-Boy Furniture Galleries® network increased 1% versus a year ago, with company-owned written same-store sales essentially flat against a challenged consumer environment. Operating margin was 6.6% in the quarter on a GAAP basis and 7.9% on a Non-GAAP basis, which exceeded previously provided guidance. Earnings per diluted share totaled $0.63 on a GAAP basis and $0.74 on a Non-GAAP basis.

Melinda D. Whittington, President and Chief Executive Officer of La-Z-Boy Incorporated, said, "In spite of a challenging macro environment and the continued soft home furniture industry, La-Z-Boy Incorporated continues to outperform. These results were achieved via strong execution, particularly in our retail stores and across our supply chain. We continue to make progress on our Century Vision strategy, highlighted by growth in our company-owned Retail store base, which now represents just over half of our entire network. Building on that foundation, we recently signed an agreement to acquire an additional six store network from an independent La-Z-Boy Furniture Galleries® dealer in the Midwest."

Whittington added, "We are excited about the potential of our new brand campaign, "Long Live the Lazy," which was introduced in August. In the quarter, we activated our new marketing strategy, leveraging data based consumer insights and our brand heritage of comfort and quality to connect with a broader consumer base. Despite weakness in near-term industry traffic trends, we continue to take a long-term approach to investing in our business and are making steady progress toward building a more agile supply chain and optimizing our network. Although consumer traffic trends remain a headwind, La-Z-Boy remains well positioned to continue outperforming the industry due to our iconic brand, consumer preferred shopping experience, and long-term approach to investing in our business, enabled by the strength of our balance sheet. We are confident in our ability to grow at a pace double the industry and deliver double-digit operating margins over the long term."

Third Quarter Outlook:
Bob Lucian, Chief Financial Officer of La-Z-Boy Incorporated, said, "Our second quarter results were roughly in line with the top end of sales guidance, and exceeded Non-GAAP operating margin(2) expectations given strong execution, particularly in our Retail business. Looking forward, we expect consumer trends for our industry to remain challenging. With this in mind, we are prudently planning for sales in the third quarter of fiscal 2024 to be relatively consistent with the second quarter. Further, we expect third quarter Non-GAAP operating margin(1) to be similar to the first half of the year. As such, we are forecasting fiscal third quarter sales to be in the range of $515-535 million and Non-GAAP operating margin(1) to be in the range of 7-8%."

Key Results:

(Unaudited, amounts in thousands, except per share data)	Quarter Ended
	10/28/2023	10/29/2022	Change
Sales	$511,435	$611,332	(16)%

GAAP operating income	33,612	61,883	(46)%
Non-GAAP operating income	40,510	61,146	(34)%

GAAP operating margin	6.6%	10.1%	(350) bps
Non-GAAP operating margin	7.9%	10.0%	(210) bps

GAAP net income attributable to La-Z-Boy Incorporated	27,199	46,077	(41)%
Non-GAAP net income attributable to La-Z-Boy Incorporated	32,269	45,357	(29)%

Diluted weighted average common shares	43,401	43,182

GAAP diluted earnings per share	$0.63	$1.07	(41)%
Non-GAAP diluted earnings per share	$0.74	$1.05	(30)%

Liquidity Measures:

	Six Months Ended			Six Months Ended
(Unaudited, amounts in thousands)	10/28/2023	10/29/2022	(Unaudited, amounts in thousands)	10/28/2023	10/29/2022
Free Cash Flow			Cash Returns to Shareholders
Operating cash flow	$56,876	$30,954	Share repurchases	$20,014	$5,004
Capital expenditures	(26,501)	(40,442)	Dividends	15,632	14,161
Free cash flow	$30,375	$(9,488)	Cash returns to shareholders	$35,646	$19,165

(Unaudited, amounts in thousands)	10/28/2023	10/29/2022
Cash and cash equivalents	$329,632	$204,626
Restricted cash	3,835	3,268
Total cash, cash equivalents and restricted cash	$333,467	$207,894

FY24 Q2 Results vs. FY23 Q2:
Consolidated Results:
•Consolidated sales in the second quarter of fiscal 2024 decreased 16% to $511 million, primarily reflecting lower delivered unit volume versus last year's results that included delivery of backlog but increased 14% versus the most recent pre-pandemic second quarter in fiscal year 2020
•La-Z-Boy Furniture Galleries® network written same-store sales increased 1%
•Consolidated GAAP operating margin was 6.6% versus 10.1%

–Consolidated Non-GAAP operating margin decreased 210 basis points to 7.9% versus 10.0%, driven primarily by fixed cost deleverage
•GAAP diluted EPS decreased to $0.63 from $1.07 and Non-GAAP diluted EPS decreased to $0.74 from $1.05

Retail Segment:
•Sales:
–Written sales for the Retail segment (company-owned La-Z-Boy Furniture Galleries® stores) increased 3% driven primarily by acquired stores
▪Written same-store sales for the Retail segment were essentially flat
–Delivered sales for the Retail segment decreased 15% to $214 million versus last year's sales, which included delivery of pandemic related backlog, but increased 44% versus the most recent pre-pandemic second quarter in fiscal year 2020
•Operating Margin:
–Non-GAAP(2) operating margin and operating income was 13.0% and $28 million, respectively, down 350 basis points and 33%, respectively, primarily driven by fixed cost deleverage

Wholesale Segment:
•Sales:
–Decreased 18% to $365 million driven primarily by a decline in delivered volume versus the year ago period, which benefited from pandemic backlog production and deliveries
•Operating Margin:
–Non-GAAP(2) operating margin decreased to 7.7%, down 90 basis points; gross margin improvement from lower raw material cost and duty expense was more than offset by fixed cost deleverage and increased marketing investments to support the launch of our "Long Live the Lazy" brand campaign

Corporate & Other:
•Joybird written sales increased 5% and delivered sales decreased 15% to $32 million, reflecting sequential improvement in both metrics. E-commerce trends remain challenging following the broad industry slowdown, which began in prior year's second quarter.

Balance Sheet and Cash Flow, Second Quarter Fiscal 2024:
•Ended the second quarter with $333 million in cash(3) and no external debt
•Generated $31 million in cash from operating activities versus a use of $2 million in the second quarter of last fiscal year. Year to date, cash flow from operations was $57 million, up 84% from last year's comparable period
•Invested $13 million in capital expenditures, primarily related to La-Z-Boy Furniture Galleries® (new stores and remodels), and projects at our manufacturing and distribution facilities
•Returned $18 million to shareholders, including $10 million in share repurchases and $8 million in dividends

Dividend:
On November 29, 2023, the Board of Directors declared a quarterly cash dividend of $0.20 per share on the common stock of the company, a 10% increase over the previous dividend. The dividend will be paid on December 18, 2023, to shareholders of record on December 11, 2023.

Conference Call:
La-Z-Boy will hold a conference call with the investment community on Thursday, November 30, 2023, at 8:30 a.m. ET. The toll-free dial-in number is (888) 506-0062; international callers may use (973) 528-0011. Enter Participant Access Code 126177.

The call will be webcast live, with corresponding slides, and archived on the Internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at (877) 481-4010 and to international callers at (919) 882-2331. Enter Replay Passcode: 48910. The webcast replay will be available for one year.

Investor Relations Contact:
Mark Becks, CFA, (734) 457-9538
mark.becks@la-z-boy.com

About La-Z-Boy:
La-Z-Boy Incorporated is a global leader in the manufacture and retail of residential furniture, marketing furniture for every room of the home. The Wholesale segment includes La-Z-Boy, England, American Drew®, Hammary®, Kincaid® and the company's international wholesale and manufacturing businesses. The company-owned Retail segment includes 177 of the 353 La-Z-Boy Furniture Galleries® stores. The Corporate and Other segment includes Joybird, an e-commerce retailer and manufacturer of upholstered furniture that also has 11 stores in the U.S.
The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 353 stand-alone La-Z-Boy Furniture Galleries® stores and 521 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at https://www.la-z-boy.com/.

Notes:
(1)This reference to Non-GAAP operating margin for a future period is a Non-GAAP financial measure. We have not provided a reconciliation of Non-GAAP operating margin for future periods in this press release because such reconciliation cannot be provided without unreasonable efforts.

(2)Non-GAAP amounts for the second quarter of fiscal 2024 exclude:
•a charge of $6.6 million pre-tax, or $0.11 per diluted share, related to our supply chain optimization actions
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.3 million pre-tax, or less than $0.01 per diluted share, all included in operating income

Non-GAAP amounts for the second quarter of fiscal 2023 exclude:
•purchase accounting benefit related to acquisitions completed in prior periods totaling $0.4 million pre-tax, or $0.01 per diluted share, primarily due to the write-off of the Joybird contingent consideration liability, based on forecasted future performance with $0.4 million included in operating income and less than $0.1 million included in interest expense
•a benefit of $0.3 million pre-tax, or $0.01 per diluted share, related to our business realignment plan, including costs associated with the closure of our Newton, Mississippi manufacturing facility

Please refer to the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” for detailed information on calculating the Non-GAAP financial measures used in this press release and a reconciliation to the most directly comparable GAAP measure.

(3)Cash includes cash, cash equivalents and restricted cash.

Cautionary Note Regarding Forward-Looking Statements:
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2023 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the "SEC"), available on the SEC's website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Non-GAAP Financial Measures:
In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP operating income, Non-GAAP operating margin, and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share, Non-GAAP diluted earnings per share (and components thereof, including Non-GAAP income before income taxes and Non-GAAP net income attributable to La-Z-Boy Incorporated), which may exclude, as applicable, business realignment charges, supply chain optimization charges, and purchase accounting charges. The business realignment charges include severance costs, asset impairment costs, and costs to relocate equipment and inventory related to organizational changes we undertook as a result of our response to COVID-19, including a reduction in the company's work force, temporary closure of certain manufacturing facilities and subsequent gains resulting from the sale of related assets. The supply chain optimization charges may include asset impairment costs, accelerated depreciation expense, lease termination gains, severance costs, and employee relocation costs resulting from the closure, consolidation, and centralization of various global supply chain operations and includes the closure of our Torreón manufacturing facility (previously disclosed as Mexico optimization). The purchase accounting charges may include the amortization of intangible assets and fair value adjustments of future cash payments recorded as interest expense. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain Non-GAAP financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, business realignment charges and supply chain optimization charges are dependent on the timing, size, number and nature of the operations being closed, consolidated or centralized, and the charges may not be incurred on a predictable cycle. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented.

# # #

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands, except per share data)	10/28/2023	10/29/2022	10/28/2023	10/29/2022
Sales	$511,435	$611,332	$993,086	$1,215,423
Cost of sales	288,830	361,848	564,753	734,909
Gross profit	222,605	249,484	428,333	480,514
Selling, general and administrative expense	188,993	187,601	360,195	365,988
Operating income	33,612	61,883	68,138	114,526
Interest expense	(101)	(119)	(223)	(278)
Interest income	4,042	1,138	7,098	1,612
Other income (expense), net	104	183	660	228
Income before income taxes	37,657	63,085	75,673	116,088
Income tax expense	9,963	16,306	20,053	30,369
Net income	27,694	46,779	55,620	85,719
Net income attributable to noncontrolling interests	(495)	(702)	(942)	(1,154)
Net income attributable to La-Z-Boy Incorporated	$27,199	$46,077	$54,678	$84,565

Basic weighted average common shares	43,008	43,104	43,123	43,098
Basic net income attributable to La-Z-Boy Incorporated per share	$0.63	$1.07	$1.27	$1.96

Diluted weighted average common shares	43,401	43,182	43,479	43,174
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.63	$1.07	$1.26	$1.96

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	10/28/2023	4/29/2023
Current assets
Cash and equivalents	$329,632	$343,374
Restricted cash	3,835	3,304
Receivables, net of allowance of $4,714 at 10/28/2023 and $4,776 at 4/29/2023	134,394	125,536
Inventories, net	268,480	276,257
Other current assets	104,675	106,129
Total current assets	841,016	854,600
Property, plant and equipment, net	270,682	278,578
Goodwill	208,473	205,008
Other intangible assets, net	41,515	39,375
Deferred income taxes – long-term	8,477	8,918
Right of use lease assets	452,232	416,269
Other long-term assets, net	57,630	63,515
Total assets	$1,880,025	$1,866,263

Current liabilities
Accounts payable	$98,088	$107,460
Lease liabilities, short-term	77,401	77,751
Accrued expenses and other current liabilities	256,325	290,650
Total current liabilities	431,814	475,861
Lease liabilities, long-term	406,458	368,163
Other long-term liabilities	67,963	70,142
Shareholders' equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1.00 par value – 150,000 authorized; 42,875 outstanding at 10/28/2023 and 43,318 outstanding at 4/29/2023	42,875	43,318
Capital in excess of par value	361,409	358,891
Retained earnings	567,391	545,155
Accumulated other comprehensive loss	(7,392)	(5,528)
Total La-Z-Boy Incorporated shareholders' equity	964,283	941,836
Noncontrolling interests	9,507	10,261
Total equity	973,790	952,097
Total liabilities and equity	$1,880,025	$1,866,263

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended
(Unaudited, amounts in thousands)	10/28/2023	10/29/2022
Cash flows from operating activities
Net income	$55,620	$85,719
Adjustments to reconcile net income to cash provided by operating activities
(Gain)/loss on disposal and impairment of assets	559	1
(Gain)/loss on sale of investments	(1,136)	77
Provision for doubtful accounts	44	694
Depreciation and amortization	25,092	19,258
Amortization of right-of-use lease assets	37,285	38,580
Lease impairment/(settlement)	(1,175)	—
Equity-based compensation expense	7,337	5,079
Change in deferred taxes	(340)	27
Change in receivables	(9,843)	19,550
Change in inventories	9,757	(36,771)
Change in other assets	(1,361)	4,890
Change in payables	(4,040)	8,027
Change in lease liabilities	(38,121)	(39,380)
Change in other liabilities	(22,802)	(74,797)
Net cash provided by operating activities	56,876	30,954

Cash flows from investing activities
Proceeds from disposals of assets	4,037	63
Capital expenditures	(26,501)	(40,442)
Purchases of investments	(17,485)	(4,714)
Proceeds from sales of investments	21,956	12,660
Acquisitions	(7,311)	(11,705)
Net cash used for investing activities	(25,304)	(44,138)

Cash flows from financing activities
Payments on debt and finance lease liabilities	(206)	(61)
Holdback payments for acquisitions	(5,000)	(5,000)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	(1,859)	(1,711)
Repurchases of common stock	(20,014)	(5,004)
Dividends paid to shareholders	(15,632)	(14,161)
Dividends paid to minority interest joint venture partners (1)	(1,172)	—
Net cash used for financing activities	(43,883)	(25,937)

Effect of exchange rate changes on cash and equivalents	(900)	(1,841)
Change in cash, cash equivalents and restricted cash	(13,211)	(40,962)
Cash, cash equivalents and restricted cash at beginning of period	346,678	248,856
Cash, cash equivalents and restricted cash at end of period	$333,467	$207,894

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$3,079	$4,251
(1)Includes dividends paid to joint venture minority partners resulting from the repatriation of dividends from our foreign earnings that we no longer consider permanently reinvested.

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands)	10/28/2023	10/29/2022	10/28/2023	10/29/2022
Sales
Wholesale segment:
Sales to external customers	$263,738	$319,613	$499,989	$643,341
Intersegment sales	101,229	126,618	198,453	244,708
Wholesale segment sales	364,967	446,231	698,442	888,049

Retail segment sales	214,309	252,152	422,552	488,173

Corporate and Other:
Sales to external customers	33,388	39,567	70,545	83,909
Intersegment sales	2,844	4,070	5,748	8,458
Corporate and Other sales	36,232	43,637	76,293	92,367

Eliminations	(104,073)	(130,688)	(204,201)	(253,166)
Consolidated sales	$511,435	$611,332	$993,086	$1,215,423

Operating Income (Loss)
Wholesale segment	$21,450	$38,476	$44,953	$64,618
Retail segment	27,935	41,500	57,199	79,652
Corporate and Other	(15,773)	(18,093)	(34,014)	(29,744)
Consolidated operating income	$33,612	$61,883	$68,138	$114,526

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Quarter Ended		Six Months Ended
(Amounts in thousands, except per share data)	10/28/2023	10/29/2022	10/28/2023	10/29/2022
GAAP gross profit	$222,605	$249,484	$428,333	$480,514
Purchase accounting charges - incremental expense upon the sale of inventory acquired at fair value	—	132	—	132
Business realignment charges/(gain)	—	(319)	—	609
Supply chain optimization charges	3,615	—	3,762	—
Non-GAAP gross profit	$226,220	$249,297	$432,095	$481,255

GAAP SG&A	$188,993	$187,601	$360,195	$365,988
Purchase accounting (charges)/gain - amortization of intangible assets and adjustment to the fair value of contingent consideration	(253)	550	(508)	298
Supply chain optimization charges	(3,030)	—	(1,855)	—
Non-GAAP SG&A	$185,710	$188,151	$357,832	$366,286

GAAP operating income	$33,612	$61,883	$68,138	$114,526
Purchase accounting charges/(gain)	253	(418)	508	(166)
Business realignment charges/(gain)	—	(319)	—	609
Supply chain optimization charges	6,645	—	5,617	—
Non-GAAP operating income	$40,510	$61,146	$74,263	$114,969

GAAP income before income taxes	$37,657	$63,085	$75,673	$116,088
Purchase accounting charges/(gain) recorded as part of gross profit, SG&A, and interest expense	253	(372)	556	(27)
Business realignment charges/(gain)	—	(319)	—	609
Supply chain optimization charges	6,645	—	5,617	—
Non-GAAP income before income taxes	$44,555	$62,394	$81,846	$116,670

GAAP net income attributable to La-Z-Boy Incorporated	$27,199	$46,077	$54,678	$84,565
Purchase accounting charges/(gain) recorded as part of gross profit, SG&A, and interest expense	253	(372)	556	(27)
Tax effect of purchase accounting	(67)	(112)	(147)	(203)
Business realignment charges/(gain)	—	(319)	—	609
Tax effect of business realignment	—	84	—	(160)
Supply chain optimization charges	6,645	—	5,617	—
Tax effect of supply chain optimization	(1,761)	—	(1,489)	—
Non-GAAP net income attributable to La-Z-Boy Incorporated	$32,269	$45,357	$59,215	$84,784

GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.63	$1.07	$1.26	$1.96
Purchase accounting charges/(gain), net of tax, per share	—	(0.01)	0.01	(0.01)
Business realignment charges/(gain), net of tax, per share	—	(0.01)	—	0.01
Supply chain optimization charges, net of tax, per share	0.11	—	0.09	—
Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.74	$1.05	$1.36	$1.96

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended				Six Months Ended
(Amounts in thousands)	10/28/2023	% of sales	10/29/2022	% of sales	10/28/2023	% of sales	10/29/2022	% of sales
GAAP operating income (loss)
Wholesale segment	$21,450	5.9%	$38,476	8.6%	$44,953	6.4%	$64,618	7.3%
Retail segment	27,935	13.0%	41,500	16.5%	57,199	13.5%	79,652	16.3%
Corporate and Other	(15,773)	N/M	(18,093)	N/M	(34,014)	N/M	(29,744)	N/M
Consolidated GAAP operating income	$33,612	6.6%	$61,883	10.1%	$68,138	6.9%	$114,526	9.4%

Non-GAAP items affecting operating income
Wholesale segment	$6,699		$(269)		$5,726		$712
Retail segment	—		132		—		132
Corporate and Other	199		(600)		399		(401)
Consolidated Non-GAAP items affecting operating income	$6,898		$(737)		$6,125		$443

Non-GAAP operating income (loss)
Wholesale segment	$28,149	7.7%	$38,207	8.6%	$50,679	7.3%	$65,330	7.4%
Retail segment	27,935	13.0%	41,632	16.5%	57,199	13.5%	79,784	16.3%
Corporate and Other	(15,574)	N/M	(18,693)	N/M	(33,615)	N/M	(30,145)	N/M
Consolidated Non-GAAP operating income	$40,510	7.9%	$61,146	10.0%	$74,263	7.5%	$114,969	9.5%

N/M - Not Meaningful